Exhibit 10.64

[*]=                          CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

THERMAL SPRAY: AMENDED AND RESTATED ASSET PURCHASE & SALE

PRINCIPLES OF AGREEMENT

THIS AMENDED AND RESTATED AGREEMENT is made as of the 1st day of June, 2007 by and between LIQUIDMETAL TECHNOLOGIES, INC., a California corporation having its principal office at 30452 Esperanza, Santa Margarita, California, 92688 (“LQMT”) and FOSTER WHEELER ENERGY SERVICES, INC., a California corporation having its principal office at Perryville Corporate Park, Clinton, New Jersey 08809-4000 (“FWESI”).

RECITALS

A.                                   FWESI owns and operates a business unit known as “Thermal Spray”, which has offices and/or physical assets in Dothan, Alabama, San Diego, California and Vancouver, British Columbia, Canada.

B.                                     LQMT is knowledgeable of and experienced in thermal coatings for industrial applications and is interested in purchasing the Thermal Spray assets from FWESI.

C.                                     FWESI and LQMT (the “Parties” or, individually, a “Party”) now wish to confirm their agreement for the purchase and sale of FWESI’s Thermal Spray assets and to set forth the specific terms and conditions for such transaction as they mutually agree.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and promises hereinafter set forth,

IT IS AGREED:

1.               FWESI agrees to sell to LQMT, and LQMT agrees to purchase from FWESI, all of the equipment, inventory and such other physical assets used by FWESI for its Thermal Spray business and located at the Thermal Spray facilities mentioned above (collectively referred to as “the Assets”), as more specifically described in Appendix A, attached hereto and by this reference made a part of this Agreement. The Parties mutually agree that the effective date of sale of the Assets shall be 1 June 2007 (“Effective Date”). Accordingly, Appendix A will be revised and updated by FWESI prior to the Effective Date to include a complete and accurate list of all Assets to be sold by FWESI and purchased by LQMT pursuant to this Agreement. FWESI shall present the revised and updated list to LQMT not less than three (3) days prior to the Effective Date for LQMT’s review and approval, which approval shall not be unreasonably withheld or delayed. The Parties mutually understand and agree that the quantities and measurements contained in Appendix A may be approximate.

2.                 The Parties mutually agree that the total purchase price for the Assets is Seven Hundred             Fifty Thousand U.S. Dollars (US$750,000.00), payable in accordance with the payment schedule set forth in Appendix B, attached hereto and by this reference made a part of this Agreement. The prices herein are exclusive of any present or future federal, state, or municipal sales, use, excise, property or other similar taxes with respect to the Inventory and Equipment.  LQMT shall pay any and all applicable taxes including but not limited to Federal, State, Local, Canadian (GST/PST) tax as required by applicable Law or Regulation to Seller to collect any such taxes on the Inventory, Assets and Equipment herein, as required by Laws and within the time frames of the Taxing jurisdiction and paid to FWESI upon invoice which shall be in accordance to the requirements of the tax laws of the jurisdiction in which the Inventory, Assets and Equipment are located.

3.               The Parties mutually understand and agree that the Assets are sold on an “as is, where is” basis and that FWESI makes no warranties or guarantees whatsoever, express or implied, with respect to any or all of the Assets, their utility, merchantability, or fitness for any particular purpose, or of the Thermal Spray business or of any business opportunities, goodwill or other benefits associated therewith. Title to and risk of loss for the Assets shall transfer from FWESI to LQMT at 12:01AM (PDT) on the Effective Date.

4.               FWESI covenants and agrees that it will indemnify, defend and hold harmless LQMT, its agents, affiliates, successors, and assigns, and their respective officers, directors and employees, from and against any and all third party claims arising from or in any manner related to the Assets prior to the Effective Date. LQMT covenants and agrees that it will indemnify, defend and hold harmless FWESI, its agents, affiliates, successors, and assigns, and their respective officers, directors and employees, from and against any and all third party claims arising from or in any manner related to the Assets on and after the Effective Date.

5.               FWESI agrees that it will either terminate or assign the facility lease it currently holds as lessee for the Thermal Spray business premises in Dothan, Alabama and will assist LQMT to secure leasehold rights in its own name, either by assignment or execution of a new lease agreement, for that facility.

6.               LQMT shall be responsible for the removal of all Assets currently located at FWESI’s Rio Bravo plant site in Fresno, California and storage site in Vancouver, British Columbia, Canada within a reasonable time not to exceed thirty (30) days following the Effective Date. FWESI will be responsible for any lease, rental or storage charges up to and including thirty (30) days following the Effective Date; thereafter, LQMT will be responsible for any lease, rental or storage charges with respect to any of the Assets.

7.               FWESI further agrees that, on and after the Effective Date and continuing until December 31, 2009, it will engage LQMT exclusively as its subcontractor to perform work (including warranty work) on such projects that FWESI now has or may have under contract which require use of the Assets including, but not limited to the projects listed in Appendix C, attached hereto and by this reference made a part of this Agreement; provided, however, that the price, terms and conditions for each such subcontract are, in FWESI’s reasonable opinion, competitive with then available market conditions for comparable goods and services. For those projects that FWESI currently has under contract as of the Effective Date and which will be subcontracted to LQMT, FWESI shall

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present to LQMT a written summary of the salient terms and conditions (e.g., schedule, warranty, liability, indemnity) of each such contract that will apply to any subcontract work.

8.               For and in consideration of FWESI’s agreement to engage LQMT as its subcontractor as set forth in Article 7, above, LQMT covenants and agrees that it will work with FWESI on an exclusive basis for any such projects identified to it by FWESI (including, but not limited to, Appendix C) for the specified term.         As used in both Article 7 and this Article 8, the term “FWESI” shall also include any of FWESI’s affiliated North American companies.

9.               Within thirty (30) days following the Effective Date, the Parties agree to negotiate and finalize a standard form subcontract agreement that they will use as a baseline document for their work together pursuant to Articles 7 and 8, above. Such document will then become an amendment to this Agreement and added as Appendix D, attached hereto and by this reference made a part of this Agreement.

10.         LQMT has expressed an interest in retaining the services of three (3) current FWESI employees located at the Dothan, Alabama facility and one (1) current FWESI employee located at Vancouver, B.C., Canada. Subject to the consent and approval of each of these key employees, as identified in Appendix E, attached hereto and by this reference made a part of this Agreement, FWESI agrees to release the designated employees from their current employment status and to indemnify LQMT against any claims that any of them may have arising from their employment with FWESI in order to enable each of them, at his/her sole election, to work as an employee of LQMT (or such other entity as the parties may mutually agree).

11.         This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, representations, proposals, negotiations, and understandings, whether written or oral, pertaining to all or any part of the subject matter of this Agreement. Any modifications, amendments or other changes to any of the terms and conditions of this Agreement shall only be valid and effective if in writing and signed by all Parties.

12.         All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered by an overnight carrier or certified return receipt mail to the intended recipient at its “Address for Notices” specified in the Security Agreement and shall be deemed to have been given at the times received by the other party.

13.         No failure on the part of FWESI to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by FWESI of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

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14.         This Agreement shall be binding upon and inure to the benefit of FWESI’s successors and assigns. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Any assignment by LQMT, except to a wholley owned subsidiary where written notice is provided to FWESI must be approved in writing by FWESI which such approval will not be unreasonably be withheld.

15.         If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

16.         LQMT hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Superior Court of the State of New Jersey and of the United States District Court of the State of New Jersey, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New Jersey State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that FWESI may otherwise have to bring any action or proceeding relating to this Agreement against LQMT or its properties in the courts of any jurisdiction.

17.         Upon the execution and delivery by LQMT of this Agreement and the Security Agreement (collectively, the “LQMT’s Closing Documents”), the LQMT’s Closing Documents will constitute the legal, valid, and binding obligations of LQMT, enforceable against LQMT in accordance with their respective terms. LQMT has the right, power, and authority to execute and deliver this Agreement and the LQMT’s Closing Documents and to perform its obligations under this Agreement and the Buyer’s Closing Documents.

18.         This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, excluding only those provisions regarding conflicts of law.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their authorized representatives, each intending to be legally bound hereby.

LIQUIDMETAL TECHNOLOGIES INC.			FOSTER WHEELER ENERGY
SERVICES, INC.

By:	/s/	Larry Buffington	By:	/s/	Edward C. Dean
		Larry Buffington			Edward C. Dean
Title:	CEO/President		Title:	Vice President

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APPENDIX A

ASSETS TO BE SOLD

FRESNO MATERIAL	Thermal Spray
Physical
Inventory
5/31/2007

MATERIAL	COST CODE	SAN DIEGO -1721
		LBS
Armacor M Wire	0	300
Armacor CW Wire	1	25
Armacor 16 Wire	2	122
75B	3	155
Duplex SS Wire	4	200
Hastalloy C Wire	5	0
13610 Wire	6	0
5050 Ni Cr Wire	7	480
310 SS Wire	8	148
HR 160 Wire	9	20
Inconel 65 Wire	10	0
Ultimet Wire	11	26
Fabtuf	12	204
26 CA Wire	13	0
60T Wire	14	0
Armacor M Plasma Powder	15	0
Armacor M HVOF Powder	16	90
Stellite 31 Powder	18	0
JK135 Powder	19	0
Ultimet Plasma Powder	21	0
Moly Disulfide	23	0
1/8” Aluminum Wire	25	0
#33 Aluminum	26	0
Inconel 625 Wire	27	310
Tafa 85T	28	0
Nickel Wire	50	680
Cormet 1547	51	0
Chrome Carb	52	675
Duocor	53	654
NiCrMo Pow	54	500

45 CT	55	930
1260 5050 pow	64	10
1265 625 pow	65	0
1350v WC	66	0

16 Grit	29	0
Starblast	0
Black Beauty (in Tons)	32

FRESNO EQUIPMENT

Tafa-kd398664
Tafa-ka874995
Tafa-ka850112
Tafa-jk678941
Miller-kj068382

Blastpots
1-73014
2-k5287
3-73020
4-fw-2

Breathing box
fwbb-1

Air Header
sn-n/a

Two Stage Filter
sn-n/a
Transformer
n0009lp314745

Pallet Jack
274848

Air Dryer
vxl548

VANCOUVER MATERIAL	Thermal Spray
Physical
Inventory
As of 5/31/07

MATERIAL	COST CODE	VANCOUVER -1725
		LBS
Armacor M Wire	0	0
Armacor CW Wire	1	0
Armacor 16 Wire	2	0
75B	3	0
Duplex SS Wire	4	0
Hastalloy C Wire	5	0
13610 Wire	6	0
5050 Ni Cr Wire	7	0
310 SS Wire	8	0
HR 160 Wire	9	0
Inconel 65 Wire	10	0
Ultimet Wire	11	0
Fabtuf	12	0
26 CA Wire	13	0
60T Wire	14	0
Armacor M Plasma Powder	15	0
Armacor M HVOF Powder	16	0
Stellite 31 Powder	18	0
JK135 Powder	19	0
Ultimet Plasma Powder	21	0
Moly Disulfide	23	0
1/8” Aluminum Wire	25	0
#33 Aluminum	26	0
Inconel 625 Wire	27	150
Tafa 85T	28	0
Nickel Wire	50	390
Cormet 1547	51	0
Chrome Carb	52	0
Duocor	53	0
NiCrMo Pow	54	1,500
45 CT	55	875
1260 5050 pow	64	0
1265 625 pow	65	0
1350v WC	66	0

16 Grit	29	1,500
Starblast
Black Beauty (in Tons)	32	0

VANCOUVER EQUIPMENT INVENTORY

arc machine FSI-008
arc machine RF95885
arc machine KF817562
arc machine FSI-010
blast pot FW 100
blast pot FW 200
blast pot
blast pot
1 transformer
1 stepdown transformer
1 1600cfm air dryer
1 two stage dryer
4 arc guns
4 sets wire boxes
1 gang box
1 air header

DOTHAN MATERIAL	Thermal Spray
Physical
Inventory
As of 5/31/2007

MATERIAL	COST CODE	DOTHAN - 1723
		LBS
Armacor M Wire	0	2,775
Armacor CW Wire	1	50
Armacor 16 Wire	2	1,220
75B	3	235
Duplex SS Wire	4	0
Hastalloy C Wire	5	0
13610 Wire	6	487
5050 Ni Cr Wire	7	900
310 SS Wire	8	0
HR 160 Wire	9	0
Inconel 65 Wire	10	0

Ultimet Wire	11	0
Fabtuf	12	0
26 CA Wire	13	20
60T Wire	14	305
Armacor M Plasma Powder	15	0
Armacor M HVOF Powder	16	300
Stellite 31 Powder	18	0
JK135 Powder	19	0
Ultimet Plasma Powder	21	0
Moly Disulfide	23	0
1/8” Aluminum Wire	25	375
#33 Aluminum	26	75
Inconel 625 Wire	27	7,150
Tafa 85T	28	40
Nickel Wire	50	997
Cormet 1547	51	1,050
Chrome Carb	52	36
Duocor	53	10,300
NiCrMo Pow	54	297
45 CT	55	2,370
1260 5050 pow	64	900
1265 625 pow	65	670
1350v WC	66	30

16 Grit	29	10,000
Starblast		34,000
Black Beauty (in Tons)	32	800

DOTHAN EQUIPMENT

1)    K-72787 KTA

2)    NO NUMBER

3). Box Trucks – Quantity 2

4). X-Y Digester/boiler Automation (Frame & Motors) – Quantity 1

5). Arc Jet Attachments – Quantity 4

APPENDIX B

PURCHASE PRICE AND PAYMENT SCHEDULE

PURCHASE PRICE:

SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000.00)

PAYMENT SCHEDULE:

1) DUE ON EFFECTIVE DATE:             THREE HUNDRED THOUSAND DOLLARS ($300,000.00)

2) DUE SIX (6) MONTHS AFTER EFFECTIVE DATE (1 DEC 2007): ONE HUNDRED THOUSAND DOLLARS ($100,000.00)

3) DUE NINE (9) MONTHS AFTER EFFECTIVE DATE (1 MAR 2008): ONE HUNDRED THOUSAND DOLLARS ($100,000.00)

4) DUE TWELVE (12) MONTHS AFTER EFFECTIVE DATE (1 JUN 2008): ONE HUNDRED THOUSAND DOLLARS ($100,000.00)

5) DUE TWENTY-FOUR (24) MONTHS AFTER EFFECTIVE DATE (1 JUN 2009): ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00)

SUBJECT TO SECURITY AGREEMENT ATTACHED AS EXHIBIT A AND TAX PROVISION

APPENDIX C

PROJECT SUBCONTRACTS

West Region

[*] (AL) – Nov ‘07 shop RH & economizer (In progress – Partially Billed)

Northeast Region

1.               [*] (PA) – Sept ‘07 outage

2.               [*] (WV) – Nov ‘07 warranty

3.               [*] (WV) - Sept ‘07 (LTM)

Central Region

1.               [*] (IA) – Oct ‘07 warranty

2.               [*] (IL) – Sept ‘07

Southeast Region

[*] (SC) — Nov ‘07 outage

APPENDIX D

STANDARD TERMS AND CONDITIONS OF SUBCONTRACT

APPENDIX E

KEY EMPLOYEES

Name	Position	Location

Melanie Clifton	Administrative Assistant	Dothan, AL

David Cole	Operations Manager	Dothan, AL

Ricky Cole	Foreman	Dothan, AL

Brien Juriga	Superintendent	Vancouver, BC

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) dated as of June 1, 2007, between the Debtor LIQUIDMETAL TECHNOLOGIES, INC., a California corporation having its principal office at 30452 Esperanza, Rancho Santa Margarita, California 92688 (“LQMT”) identified on the signature page hereto (the “Debtor”) and FOSTER WHEELER ENERGY SERVICES, INC., a California Corporation having an address at, Perryville Corporate Park, Clinton, New Jersey 08809-4000 (the “Secured Party”).

W I T N E S S E T H:

WHEREAS, the Secured Party owns assets in facilities located in Alabama, California and Canada and the Debtor has purchased such assets pursuant to an Asset Purchase and Sale Agreement;

WHEREAS, concurrently herewith the Debtor is executing and delivering to and in favor of the Creditor, an Amended and Restated Asset Purchase and Sale Agreement in the principal amount of $750,000 to evidence Debtor’s obligation to pay for the Assets on a schedule provided for in the Asset Purchase and Sale Agreement;

WHEREAS, as a further inducement for the Secured Party, the Debtor has agreed to execute and deliver this Agreement, granting the Secured Party a lien on and security interest in the assets described below subordinated in right to any specified Senior Credit or Senior Debt Agreement of the Debtor;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Grant of Security Interest.  As security for the prompt and complete payment and performance when due of all of the obligations (whether now existing or hereafter arising) of the Debtor to the Secured Party hereunder and under the Asset Purchase and Sale Agreement, the Debtor hereby grants to the Secured Party a security interest in and lien on those assets described on Schedule A attached hereto, together with all replacements, substitutions, renewals, proceeds and products thereof (collectively, the “Collateral”) until such time that the Debtor has paid all funds due to the Creditor pursuant to the Asset Purchase and Sale Agreement.

2.             Collateral as Security for all Obligations.  All Collateral heretofore, herein or hereafter granted to the Secured Party by the Debtor shall secure payment of all of the Obligations whether now existing or hereafter arising.  The Secured Party shall be under no obligation to proceed against any or all of the Collateral before proceeding directly against the Debtor.

3.                                       Events of Default.  Each of the following shall constitute an “Event of Default” hereunder:

(a)                                  If the Debtor shall fail to pay when due any Obligations under the Note or any other document evidencing or securing the Obligations.

4.                                       Remedies.  Upon the occurrence of an Event of Default, and in addition to any and all other rights and remedies granted to the Secured Party, at law or in equity (all of which shall be cumulative and non-exclusive):

(a)                                  The Secured Party may declare all of the Obligations to be due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Debtor.

(b)                                 All payments received by the Debtor under or in connection with any of the Collateral shall be held by the Debtor in trust for the Secured Party, shall be segregated from other funds of the Debtor and shall forthwith upon receipt by the Debtor be turned over to the Secured Party, in the same form as received by the Debtor (duly endorsed by the Debtor to the Secured Party, if required).

(c)                                  (i)                                     The Secured Party may exercise all rights and remedies of a secured party under the Uniform Commercial Code in effect in the state in which the Collateral is located (the “UCC”).  Without limiting the generality of the foregoing, the Secured Party may, without any requirement of notice, setoff any and all amounts owing by the Debtor to it against any monies or other property of the Debtor which may now or hereafter be in the Secured Party’s possession or control, and such right of setoff shall be deemed to have been exercised immediately upon such Event of Default even if not noted on the Secured Party’s records until a later time.

(ii)                                  Without limiting the generality of the foregoing, the Debtor expressly agrees that in any such event, the Secured Party, without demand of performance or other demand, advertisement or notice of any kind (except any notice provisions otherwise contained in this Agreement and the notice specified below of time and place of public or private sale) to or upon the Debtor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or sell or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, brokers’ board or at any of the Secured Party’s offices or elsewhere at such prices as the Secured Party may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Secured Party shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Debtor which is hereby waived and released.

(iii)                               The Debtor further agrees, at the Secured Party’s request, to assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at the Debtor’s premises or elsewhere.

(iv)                              The Secured Party shall apply the net proceeds of any realization on the Collateral, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any or all of the Collateral or in any way relating to the rights of the Secured Party hereunder, including reasonable attorney’s fees and legal expenses, to the payment in whole or in part of the Obligations, in such order as the Secured Party shall determine in its sole discretion, and only after paying over such net proceeds and after the payment by the Secured Party of any other amount required by any provision of law, need the Secured Party account for the surplus, if any, to the Debtor.

(v)                                 To the extent permitted by applicable law, the Debtor waives all claims, damages and demands against the Secured Party arising out of the collection, realization, repossession, retention or sale of the Collateral.  It is expressly agreed by the Debtor that, anything herein to the contrary notwithstanding, the Debtor shall remain liable under each contract, instrument, undertaking, document or other agreement with respect to or constituting a part of the Collateral in or under which the Debtor may now or hereafter have any right, title or interest (each, a “Contract”), to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract.  The Secured Party shall not have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any Contract pursuant hereto, nor shall the Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of the Debtor under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action or collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(vi)                              The Debtor agrees that the Secured Party need not give more than ten days’ notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.

(vii)                           The Debtor shall remain liable for any deficiency if the proceeds of any collection, realization, sale or disposition of the Collateral are insufficient to pay all amounts to which the Secured Party is entitled, the Debtor also being liable for the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency.

(d)                                 The Secured Party may, to the full extent permitted by applicable law (i) take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court of competent jurisdiction; (ii) at the Secured Party’s option, use, operate, manage and control the Collateral in any lawful manner; (iii) collect and receive all rents, income, revenues, earnings, issues and profits therefrom and/or direct (or require the Debtor to direct) any person from whom the Debtor is entitled to collect and receive the same to make all payments thereof directly to the Secured Party or to any other person selected by the Secured Party, and (iv) maintain, repair, renovate, alter or remove the Collateral as the Secured Party may determine in its sole discretion.

5.                                       UCC Financing Statements; Further Assurances.  The Debtor shall execute any UCC financing or continuation statement(s) necessary or, in the opinion of the Secured Party, advisable to perfect the security interest created by this Agreement.  The Debtor hereby authorizes the Secured Party to file any such financing or continuation statement without the Debtor’s signature to the extent permitted by applicable law.  From time to time, at the sole expense of the Debtor, the Debtor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Secured Party may reasonably request in order to perfect and protect any security interest granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  The Debtor hereby appoints the Secured Party as the Debtor’s attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument (including any UCC financing or continuation statement) which it may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and irrevocable.

(a)                                  Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New Jersey.

(b)                                 Notices.  All notices hereunder shall be in writing and hand delivered or sent by certified mail, return receipt requested, or by a reputable overnight courier providing a receipt against delivery, to the parties at the addresses set forth herein or such other address as a party may designate by like notice.  All notices required hereunder shall be effective upon receipt, if hand delivered; three business days after being sent by certified mail; or one business day after being sent by overnight courier.

(c)                                  Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, the parties agree that this Agreement shall continue in full force and effect without said provision and further agree to substitute therefor a valid provision that most closely approximates the economic effect and intent evidenced by the invalid provision; provided, that no such severability or substitution shall be effective if it materially changes the economic benefit of this Agreement to any party.

(d)                                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

DEBTOR:		SECURED PARTY:

LIQUIDMETAL TECHNOLOGIES, INC.		FOSTER WHEELER ENERGY SERVICES, INC.
(Print Name)

By:	/s/ Larry Buffington	By:	/s/ Edward C. Dean
Name: Larry Buffington			Name: Edward C. Dean
Title: CEO/President			Title: Vice President

Address for Notices	:
Liquidmetal Technologies
30452 Esperanza
Rancho Santa Margarita, CA 92688

Attn: Larry Buffington

Schedule A

Description of Collateral

All of the Debtor’s right, title and interest in and to the following, whether now owned or hereinafter acquired, wherever located (in each case as such terms are defined in the Uniform Commercial Code of Alabama and California):

(a)           Any and all tangible and intangible assets and property of the Debtor, limited to all those assets, inventory and other assets as described in the Amended and Restated Asset Purchase Agreement between the parties dated June 1, 2007:

(1)           All “Equipment”:

(2)           All “Inventory”; and

(3)           All other assets .

(b)           All replacements, substitutions, renewals, “Proceeds” and “Products” of any of the foregoing.

A-1